Exhibit 10(c)

Lewis Hay, III Chairman

April 15, 2013

Board of Directors
NextEra Energy, Inc.
700 Universe Boulevard
Juno Beach, FL 33408

Re: Consent Under Waiver Letter Dated March 16, 2012

Ladies and Gentlemen:

Pursuant to that certain letter agreement dated March 16, 2012 entitled “Waivers under Certain Agreements” between NextEra Energy, Inc. (the “Company”) and me (the “Waiver Letter”), the Company agreed (among other things) “not to materially diminish my duties and responsibilities as Executive Chairman from time to time during the term of my employment under the Employment Letter from the duties and responsibilities set forth on Annex 1 to this letter without my prior written consent.” Among the duties and responsibilities set forth on the referenced Annex 1 is “(d)irect responsibility for functions reporting through … Human Resources.”

I understand that the Company wishes to transfer direct responsibility for Human Resources functions to the Company's President and Chief Executive Officer, effective upon my consent thereto. I hereby consent to such transfer of direct responsibility for Human Resources functions, effective on the date hereof.

I hereby confirm that this Consent is the consent required under the Waiver Letter, which shall remain in full force and effect.

Very truly yours,

LEWIS HAY, III
Lewis Hay, III

700 Universe Boulevard, Juno Beach, FL 33408